                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        EMMIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

               Indiana                                   35-1542018
   (State or other jurisdiction of                    (I.R.S.  Employer
   incorporation or organization)                     Identification No.)

    40 Monument Circle, Suite 700
        Indianapolis, Indiana                              46204
(Address of principal executive offices)                 (Zip Code)

          Emmis Communications Corporation Employee Stock Purchase Plan
           Emmis Communications Corporation 1997 Equity Incentive Plan Emmis Communications Corporation 1999 Equity Incentive Plan
                            (Full title of the plans)

                               Jeffrey H. Smulyan
                                    Chairman
                        Emmis Communications Corporation
                          40 Monument Circle, Suite 700
                           Indianapolis, Indiana 46204
                     (Name and address of agent for service)

                                 (317) 266-0100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                                                        Proposed         Proposed
     Title of                                                            maximum         maximum
    Securities                                          Amount           offering        aggregate       Amount of
       to be                                             to be             price         offering       registration
    registered                                      registered (1)      per share (2)      price            fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share             135,960      $24.75000      $3,365,010.00
Class A Common Stock, par value $.01 per share             359,400       22.68750       8,153,887.50
Class A Common Stock, par value $.01 per share             627,734       16.50000      10,357,611.00
Class A Common Stock, par value $.01 per share               7,000       22.56250         157,937.50
Class A Common Stock, par value $.01 per share             500,000       20.00000      10,000,000.00
Class A Common Stock, par value $.01 per share (3)       1,000,000       29.92200      29,922,000.00
Class A Common Stock, par value $.01 per share           2,414,330       34.96875      84,426,102.15
                                                                                     ---------------
Total                                                                                $146,382,548.19    $38,644.99
--------------------------------------------------------------------------------------------------------------------

(1) Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this registration statement shall be covered by this registration statement as provided in Rule 416.
(2) Determined pursuant to Rule 457(c) and (h) using established option price and average of reported high and low prices on July 31, 2000.
(3) Shares which will be issued in the form of Class B Common Stock which is immediately convertible at the option of the holder without payment of additional consideration into Class A Common Stock and automatically converted upon sale or other transfer. Pursuant to Rule 457(i), no additional fee is payable for registration of the conversion shares.


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           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, all of which are on file with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this registration statement:

(a) The Annual Report on Form 10-K for Emmis Communications Corporation (file no. 0-23264) for the fiscal year ended February 29, 2000, as amended by Form 10-K/A;

(b) The Quarterly Report on Form 10-Q for Emmis Communications Corporation (file no. 0-23264) for the fiscal period ended May 31, 2000; and

(c) The description of the Class A Common Stock of Emmis Communications Corporation contained in the Registration Statement on Form 8-A, File No. 0-23264, as amended.

   All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

   For purposes of this Registration Statement, any statement contained in a report, document or appendix incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any subsequently filed report, document or appendix which also is or is deemed incorporated by reference modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered herewith. Requests should be directed to Investor Relations at the following address and telephone number: 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, (317) 266-0100.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Certain legal matters with respect to the Class A Common Stock offered hereby will be passed on for Emmis Communications Corporation by Bose McKinney & Evans LLP, Indianapolis, Indiana. Ronald E. Elberger and David L. Wills, partners in Bose McKinney & Evans LLP, are officers of Emmis Communications Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Emmis Communications Corporation (the "Company") is an Indiana corporation. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Second Amended and Restated Articles of


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Incorporation do not contain any provision prohibiting such indemnification. The
Company's Second Amended and Restated Articles of Incorporation expressly require such indemnification.

   The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith and
(ii) the individual reasonably believed (A) in the case of conduct in the individual 's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

   The Company's Second Amended and Restated Articles of Incorporation generally provide that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL. The Second Amended and Restated Articles of Incorporation also provide such persons with certain rights to be paid by the Company the expenses incurred in defending proceedings in advance of their final disposition and authorize the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another entity against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Second Amended and Restated Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

 4.1 Second Amended and Restated Articles of Incorporation of Emmis Communications Corporation, incorporated by reference to Exhibit 3.1 to the Company's amended Annual Report on Form 10-K/A (file no. 0-23264) for the fiscal year ended February 29, 2000.
 4.2 Amended and Restated Bylaws of Emmis Communications Corporation, incorporated by reference to Exhibit 3.2 to the Company's amended Annual Report on Form 10-K/A (file no. 0-23264) for the fiscal year ended February 29, 2000.
 5 Opinion and consent of Bose McKinney & Evans LLP regarding the legality of the securities being registered.
15   Letter re unaudited interim financial information.
23.1 Consent of Arthur Andersen LLP.
23.2 Consent of Bose McKinney & Evans LLP (included in Exhibit 5).
24   Powers of Attorney.


ITEM 9.  UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


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     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 to Regulation S-X at the start of any delayed offering or throughout a continuous offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on August 2, 2000.

                                             EMMIS COMMUNICATIONS CORPORATION

                                             By:  /s/ Norman H. Gurwitz
                                             --------------------------
                                             Norman H. Gurwitz
                                             Executive Vice President - Human
                                             Resources and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 2, 2000, by the following persons in the capacities indicated.

               SIGNATURE                                                    TITLE
          Jeffrey H. Smulyan*
          -----------------------                    Director, Chairman of the Board and President
          Jeffrey H. Smulyan                         (Principal Executive Officer)


          -----------------------                    Director and Radio Division President
          Doyle L. Rose

          Greg Nathanson*
          -----------------------                    Director and Television Division President
          Greg Nathanson

          Gary L. Kaseff*
          -----------------------                    Executive Vice President, General Counsel and Director
          Gary L. Kaseff

          Walter Z. Berger*                          Executive Vice President, Chief Financial Officer
          -----------------------                    and Treasurer
          Walter Z. Berger                           (Principal Financial Officer and Principal Accounting Officer)


          -----------------------                    Director
          Susan B. Bayh

          Richard A. Leventhal*
          -----------------------                    Director
          Richard A. Leventhal

          Frank V. Sica*
          -----------------------                    Director
          Frank V. Sica

          Lawrence B. Sorrel*
          -----------------------                    Director
          Lawrence B. Sorrel


*By:  /s/ Norman H. Gurwitz
          -----------------------
          Norman H. Gurwitz
          Attorney-in-Fact
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